INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-105380, 333-95705, 333-01969, 333-17823, 333-17825, 333-70656, and 333-87890
of Applebee's International, Inc. and subsidiaries on Form S-8 of our report dated March 4, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle in the year ended December 29, 2002), appearing in the Annual Report on Form 10-K of Applebee's International, Inc. and subsidiaries for the year ended December 28, 2003.




Kansas City, Missouri
March 8, 2004